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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-68372, 33-
83262, 33-83264, 333-59951, 333-31851, 333-31853, 333-59947, 333-59948 and 33-
83266) of Computer Network Technology Corporation on Form S-8 of our reports dated January 26, 1999, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which reports appear, or are incorporated by reference, in the December 31, 1998 annual report on Form 10-K of Computer Network Technology Corporation.



                                   /s/ KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 23, 1999